SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this "**Amendment**"), is made and entered into this 31st day of January, 2018 (the "**Effective Date**"), by and between DELRAY ANDREW RE, LLC, a Florida limited liability company (the "**Buyer**"), and AREP 5400 EAST AVENUE LLC, a Delaware limited liability company (the "**Seller**").

RECITALS

A. Buyer and Seller entered into that certain Agreement of Purchase and Sale with an effective date of November 2, 2017, as amended by a certain First Amendment to Agreement of Purchase and Sale dated December 28, 2017 (together, the "**Agreement**"), whereby Seller has agreed to sell and Buyer has agreed to purchase certain real property located approximately at 5400, 5402 and 5408 East Avenue, West Palm Beach, Florida 33407 (as further described in the Agreement), on the terms and conditions set forth in the Agreement.

B. Seller and Buyer desire to amend certain provisions of the Agreement pursuant to the terms and conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the following mutual agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals. The foregoing recitals are hereby affirmed by the parties as true and correct and each such recital is incorporated herein by this reference. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Agreement.

2. February Earned Payment. Section I.B.5. of the Agreement is hereby deleted in its entirety and replaced with the following:

> "February Earned Payment. On or prior to February 1, 2018 (the "February Deadline"), Purchaser shall deliver Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (the "February Earned Payment") to Seller."

3. Closing Extension Right. Section III.A. of the Agreement is hereby amended by:

(i) Deleting the following date: "February 28, 2018", and replacing it with: "February 21, 2018".

(ii) Inserting the following as a new last sentence at the end of such Section III.A.:

"Notwithstanding the foregoing, Purchaser shall have the option, in its sole and absolute discretion, to extend the Closing Date to March 12, 2018 upon written notice to Seller

delivered not later than February 14, 2018 and with a payment of Two Hundred Fifty Thousand and XX/100 Dollars ($250,000) (the "Closing Extension Earned Payment") delivered to Seller on or before February 21, 2018 (the "Extension Payment Deadline") (i.e., the originally scheduled Closing Date)."

4. Deletion of February Closing Deposit and Closing Deposits. There are no longer any Closing Deposits under the Agreement and accordingly the following amendments are hereby made to the Agreement:

(i) In the heading to Section I.B. of the Agreement the following is hereby deleted in its entirety: "; Closing Deposits"

(ii) The last grammatical paragraph of Section I.B. of the Agreement is deleted in its entirety and replaced with the following:

"Any amounts delivered to Seller as Initial Earned Payment, November Earned Payment, December Earned Payment, January Earned Payment, February Earned Payment and/or Closing Extension Earned Payment (as defined below) are referred to, collectively, as the "Earned Payments". Notwithstanding the Access Period (defined below), simultaneously with the delivery of each of the Initial Earned Payment, November Earned Payment, December Earned Payment, January Earned Payment, February Earned Payment, and/or Closing Extension Earned Payment such funds shall be deemed fully earned by Seller and shall be automatically non-refundable to Purchaser, and shall be the sole property of Seller. The balance of the Purchase Price net of the Earned Payments actually paid are due at Closing in cash. All payments under this Agreement are to be made by immediately available funds by federal wire transfer in U.S. Dollars."

(iii) Section I.C. of the Agreement is hereby deleted in its entirety and replaced with the following:

"Failure to Fund. Notwithstanding anything in this Agreement to the contrary, for clarification, in the event Purchaser fails, for any reason, to deliver (i) the Initial Earned Payment on the Effective Date, (ii) the November Earned Payment prior to the expiration of the November Deadline, (iii) the December Earned Payment prior to the expiration of the December Deadline, (iv) the January Earned Payment prior to the expiration of the January Deadline, (iv) the February Earned Payment prior to the February Deadline, or the (v) Closing Extension Earned Payment prior to the Extension Payment Deadline (if applicable), then, in any of the foregoing events, such failure shall be deemed an immediate and incurable Purchaser default and shall entitle Seller to exercise any or all of the remedies available under Section X.A. below."

(iv) In the first sentence of Section X.A. of the Agreement the phrase "and Closing Deposits" is hereby deleted in its entirety.

(v) In the last sentence of Section X.A. of the Agreement the phrase: "or any Closing Deposits" is hereby deleted in its entirety and replaced with the following:

"or the Closing Extension Earned Payment (if applicable)"

IN WITNESS WHEREOF, this Amendment is executed as of the day and year first set forth above.

WITNESSES:

Print Name: Arvind Chary

Print Name: Alex Foster

Print Name: Stuart Azoulay

Print Name: Dan Costroff

SELLER:

AREP 5400 EAST AVENUE LLC, a Delaware limited liability company

By: AREP 5400 East Avenue Manager LLC, a Delaware limited liability company, its managing member

By: ____________________
Name: David Wallace
Its: Manager

BUYER:

DELRAY ANDREW RE, LLC, a Florida limited liability company

By: ____________________
Name: Sharon Leon.
Its: CEO